ANNEX I
TO
SECURITIES PURCHASE AGREEMENT
<PROTOTYPE FOR EACH ISSUANCE>

FORM OF DEBENTURE

THESE SECURITIES HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR THE SECURITIES LAWS OF ANY STATE AND MAY NOT BE SOLD OR OFFERED FOR SALE IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT FOR THE SECURITIES OR AN OPINION OF COUNSEL OR OTHER EVIDENCE ACCEPTABLE TO THE COMPANY THAT SUCH REGISTRATION IS NOT REQUIRED.

No. 08– [1]- [2]	US $__________[3]

AMERICAN SECURITY RESOURCES CORPORATION

7.75% CONVERTIBLE DEBENTURE SERIES 08-__4
DUE _______, 20__5

FOR VALUE RECEIVED, AMERICAN SECURITY RESOURCES CORPORATION, a corporation organized and existing under the laws of the State of Nevada (the "Company"), promises to pay to ___________________, the registered holder hereof (the "Holder"), the principal sum of _____________________ and  00/100  Dollars (US $_______)6 on ______, 20__7 (the “Maturity Date”) and to pay interest on the principal sum outstanding from time to time in arrears at the rate of 7.75% per annum, accruing from ______________, 200_,8 the date of initial issuance of this Debenture (the “Issue Date”), on the date (each, an “Interest Payment Date”) which is the earlier of (i) the next Conversion Date (as defined below), or (iii the Maturity Date, as the case may be.  Interest shall accrue monthly (pro-rated on a daily basis for any period longer or shorter than a month) from the later of the Issue Date or the previous Interest Payment Date and shall be payable, subject to the other provisions of this Debenture, in cash or in Common Stock. If not paid in full on an Interest Payment Date, interest shall be fully cumulative and shall accrue on a daily basis, based on a 365-day year, monthly or until paid, whichever is earlier.  Additional provisions regarding the payment of interest are provided in Section 4(D) below (the terms of which shall govern as if this sentence were not included in this Debenture).

This Debenture is being issued pursuant to the terms of the Securities Purchase Agreement, dated as of February ___, 2008 (the “Securities Purchase Agreement”), to which the Company and the Holder (or the Holder’s predecessor in interest) are parties.  Capitalized terms not otherwise defined herein shall have the meanings ascribed to them in the Securities Purchase Agreement.

This Debenture is subject to the following additional provisions:

1.           The Debentures will initially be issued in denominations determined by the Company, but are exchangeable for an equal aggregate principal amount of Debentures of different denominations, as requested by the Holder surrendering the same.  No service charge will be made for such registration or transfer or exchange.

2.           The Company shall be entitled to withhold from all payments of principal of, and interest on, this Debenture any amounts required to be withheld under the applicable provisions of the United States income tax laws or other applicable laws at the time of such payments, and Holder shall execute and deliver all required documentation in connection therewith.

3.           This Debenture has been issued subject to investment representations of the original purchaser hereof and may be transferred or exchanged only in compliance with the Securities Act of 1933, as amended (the "Act"), and other applicable state and foreign securities laws and the terms of the Securities Purchase Agreement.  In the event of any proposed transfer of this Debenture, the Company may require, prior to issuance of a new Debenture in the name of such other person, that it receive reasonable transfer documentation that is sufficient to evidence that such proposed transfer complies with the Act and other applicable state and foreign securities laws and the terms of the Securities Purchase Agreement.  Prior to due presentment for transfer of this Debenture, the Company and any agent of the Company may treat the person in whose name this Debenture is duly registered on the Company's Debenture Register as the owner hereof for the purpose of receiving payment as herein provided and for all other purposes, whether or not this Debenture be overdue, and neither the Company nor any such agent shall be affected by notice to the contrary.

4.           A.            (i)  At any time on or after the Issue Date and prior to the time this Debenture is paid in full in accordance with its terms (including, without limitation, after the occurrence of an Event of Default, as defined below, or, if the Debenture is not fully paid or converted after the Maturity Date), the Holder of this Debenture is entitled, at its option, subject to the following provisions of this Section 4, to convert this Debenture at any time into shares of Common Stock, $0.001 par value ("Common Stock"), of the Company at the Conversion Price (as defined below).  Any such conversion is referred to as a “Voluntary Conversion.”

(ii)  On the Maturity Date the Company shall pay the principal and accrued interest (through the actual date of payment) of any portion of this Debenture which is then outstanding.

(iii)  For purposes of this Debenture, the following terms shall have the meanings indicated below:

“Conversion Price” means the (i) the VWAP for the three (3) Regular Trading Days (which need not be consecutive) selected by the Holder  from  20 Trading Days ending on the Trading Day immediately before the relevant Conversion Date, multiplied by (ii) eighty percent (80%).

“Regular Trading Day,”  “Reporting Service,” “Trading Day,” and “VWAP” have the meanings ascribed to them in the Securities Purchase Agreement.

“Conversion Date” means  the date on which the Holder faxes or otherwise delivers a Notice of Conversion to the Company so that it is received by the Company on or before such specified date.

“Conversion Shares” has the meaning ascribed to in Section 4(H) hereof.

B.           A Voluntary Conversion shall be effectuated by the Holder by faxing a notice of conversion (“Notice of Conversion”) to the Company as provided in this paragraph.  The Notice of Conversion shall be executed by the Holder of this Debenture and shall evidence such Holder's intention to convert this Debenture or a specified portion hereof in the form annexed hereto as Exhibit A.  Delivery of the Notice of Conversion shall be accepted by the Company by hand, mail or courier delivery at the address specified in said Exhibit A or at the facsimile number specified in said Exhibit A (each of such address or facsimile number may be changed by notice given to the Holder in the manner provided in the Securities Purchase Agreement).  On the Issue Date, the Holder issued a Purchase Note specifically designated as payment of the balance of the purchase price for this specific Debenture (the “Specific Purchase Note”).  Notwithstanding the foregoing, this Debenture  may be converted by way of a Voluntary Conversion only after the Specific Purchase Note has been paid or otherwise satisfied in full.

C.           Notwithstanding any other provision hereof or of any of the other Transaction Agreements, in no event (except (i) as specifically provided herein as an exception to this provision, or (ii) while there is outstanding a tender offer for any or all of the shares of the Company’s Common Stock) shall the Holder be entitled to convert any portion of this Debenture, or shall the Company have the obligation to convert such Debenture (and the Company shall not have the right to pay interest hereon in shares of Common Stock) to the extent that, after such conversion or issuance of stock in payment of interest, the sum of (1) the number of shares of Common Stock beneficially owned by the Holder and its affiliates (other than shares of Common Stock which may be deemed beneficially owned through the ownership of the unconverted portion of the Debentures or other convertible securities or of the unexercised portion of warrants or other rights to purchase Common Stock), and (2) the number of shares of Common Stock issuable upon the conversion of the Debentures with respect to which the determination of this proviso is being made, would result in beneficial ownership by the Holder and its affiliates of more than 4.99% of the outstanding shares of Common Stock (after taking into account the shares to be issued to the Holder upon such conversion).  For purposes of the proviso to the immediately preceding sentence, beneficial ownership shall be determined in accordance with Section 13(d) of the Securities Exchange Act of 1934, as amended, except as otherwise provided in clause (1) of such sentence.  Nothing herein shall preclude the Holder from disposing of a sufficient number of other shares of Common Stock beneficially owned by the Holder so as to thereafter permit the continued conversion of this Debenture.

D.           (i) Subject to the terms of Section 4(C) and to the other terms of this Section 4(D),

(x) interest on the principal amount of this Debenture converted pursuant to a Notice of Conversion, and

(y) any other amounts due to the Holder with respect to this Debenture or pursuant to any other provision of any of the Transaction Agreements, including but not necessarily limited to, costs of collection (collectively, “Other Costs”), shall be due and payable, at the option of the Holder, in cash or in shares of Common Stock on the Interest Payment Date.

(ii)  If the interest payable in connection with a Voluntary Conversion or if Other Costs are to be paid in cash, the Company shall make such payment within three (3) Trading Days after the Interest Payment Date (for interest) or of the demand for such Other Costs by the Holder, as the case may be.

(iii)  If interest or Other Costs are to be paid in Common Stock,  the number of shares of Common Stock to be received shall be determined by dividing the dollar amount of the interest by the Conversion Price in effect on the relevant Interest Payment Date or on the date of demand for such Other Costs by the Holder, as the case may be.  For such purposes, the date of a demand for Other Costs by the Holder shall be treated (with respect to the amount of such Other Costs) as an Interest Payment Date.

E.           Anything in the other provisions of this Debenture or any of the other Transaction Agreements to the contrary notwithstanding, the Company shall not have the right to prepay any or all of the outstanding principal of this Debenture, without the prior written consent of the Holder in each instance (which consent may be withheld for any reason or no reason, in the sole discretion of the Holder).

F.           (i)  The following provisions apply to the issuances of Common Stock in payment of the amounts due under this Debenture, whether as principal or interest, as provided in the preceding provisions of this Section 4.

(ii)  No fractional shares of Common Stock or scrip representing fractions of shares will be issued on conversion, but the number of shares issuable shall be rounded to the nearest whole share.

(iii)  All shares issuable with respect to a Conversion Date or Interest Payments Date shall be deemed “Conversion Shares” for all purposes of this Debenture and the other Transaction Agreements. Certificates representing the relevant Conversion Shares (“Conversion Certificates”) will be delivered to the Holder at the address specified in the relevant Notice of Conversion or demand for payment of Other Costs (and if none, the Holder’s the Holder’s address for notices as contemplated by the Securities Purchase Agreement, which address the Holder may change from time to time in the manner provided therein), via express courier, by electronic transfer or otherwise, within three (3) Trading Days (such third Trading Day, the “Delivery Date”) after the relevant Conversion Date.  The Holder shall be deemed to be the holder of the shares issuable to it in accordance with the relevant provisions of this Debenture on the Conversion Date or Interest Payment Date, as the case may be.

G.           Except as may specified in a specific provision of this Debenture, any payments under this Debenture shall be applied in the following order of priority: (i)  first to Other Costs, (ii) then to accrued but unpaid interest; and (iii) then, to principal in the inverse order of maturity.

5.           Subject to the terms of the Securities Purchase Agreement, no provision of this Debenture shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay the principal of, and interest on, this Debenture at the time, place, and rate, and in the coin or currency or where contemplated herein in shares of its Common Stock, as applicable, as herein prescribed.  This Debenture and all other Debentures now or hereafter issued of similar terms are direct obligations of the Company.

6.           A.           Each Pledgor (as defined in the Securities Purchase Agreement)  is personally guarantying to the Holder the timely and full fulfillment of all of the obligations of the Company under this Debenture on the terms provided above and in (and as limited by) the Guarantee, which has been executed by such Pledgor in favor of, and delivered to, the Holder.

B.           The obligations of the Company under this Debenture and of each respective Pledgor under the Guarantee executed and delivered by such Pledgor are secured under the terms of the Pledge Agreement, to which the Holder and the Pledgor are parties (the "Pledge Agreement"), the terms of which are incorporated herein by reference, by a pledge from each respective Pledgor of the number of shares of the Company's Common Stock identified opposite such Pledgor’s name on Schedule A to this Debenture, of which shares the relevant Pledgor is the record and beneficial owner. If the Holder forecloses on any of the Pledged Shares, the obligations of the Company will be reduced only to the extent of the proceeds actually realized from such foreclosure, in the priority specified in Section 4(I) hereof.

7.           Except as provided in Sections 5 and 6 above or in a separate instrument signed by the party to be charged therewith, no recourse shall be had for the payment of the principal of, or the interest on, this Debenture, or for any claim based hereon, or otherwise in respect hereof (including, but not limited to, a claim for Other Costs), against any incorporator, shareholder, officer or director, as such, past, present or future, of the Company or any successor corporation, whether by virtue of any constitution, statute or rule of law, or by the enforcement of any assessment or penalty or otherwise, all such liability being, by the acceptance hereof and as part of the consideration for the issue hereof, expressly waived and released.

8.           All payments contemplated hereby to be made “in cash” shall be made in immediately available good funds of United States of America currency by wire transfer to an account designated in writing by the Holder to the Company (which account may be changed by notice similarly given).  All payments of cash and each delivery of shares of Common Stock issuable to the Holder as contemplated hereby shall be made to the Holder  at the address last appearing on the Debenture Register of the Company as designated in writing by the Holder from time to time; except that the Holder can designate, by notice to the Company, a different delivery address for any one or more specific payments or deliveries.

9.           If, for as long as this Debenture remains outstanding, the Company enters into a merger (other than where the Company is the surviving entity) or consolidation with another corporation or other entity or a sale or transfer of all or substantially all of the assets of the Company to another person (collectively, a "Sale"), the Company will require, in the agreements reflecting such transaction, that the surviving entity expressly assume the obligations of the Company hereunder.  Notwithstanding the foregoing, if the Company enters into a Sale and the holders of the Common Stock are entitled to receive stock, securities or property in respect of or in exchange for Common Stock, then as a condition of such Sale, the Company and any such successor, purchaser or transferee will agree that the Debenture may thereafter be converted on the terms and subject to the conditions set forth above into the kind and amount of stock, securities or property receivable upon such merger, consolidation, sale or transfer by a holder of the number of shares of Common Stock into which this Debenture might have been converted immediately before such merger, consolidation, sale or transfer, subject to adjustments which shall be as nearly equivalent as may be practicable.  In the event of any such proposed Sale, (i) the Holder hereof shall have the right to convert by delivering a Notice of Conversion to the Company within fifteen (15) days of receipt of notice of such Sale from the Company, except that Section 4(C) shall not apply to such conversion.

10.           If, at any time while any portion of this Debenture remains outstanding, the Company spins off or otherwise divests itself of a part of its business or operations or disposes of all or of a part of its assets in a transaction (the “Spin Off”) in which the Company, in addition to or in lieu of any other compensation received and retained by the Company for such business, operations or assets, causes securities of another entity (the “Spin Off Securities”) to be issued to security holders of the Company, the Company shall cause (i) to be reserved Spin Off Securities equal to the number thereof which would have been issued to the Holder had all of the Holder’s Debentures outstanding on the record date (the “Record Date”) for determining the amount and number of Spin Off Securities to be issued to security holders of the Company (the “Outstanding Debentures”) been converted as of the close of business on the Trading Day immediately before the Record Date (the “Reserved Spin Off Shares”), and (ii) to be issued to the Holder on the conversion of all or any of the Outstanding Debentures, such amount of the Reserved Spin Off Shares equal to (x) the Reserved Spin Off Shares multiplied by (y) a fraction, of which (I) the numerator is the principal amount of the Outstanding Debentures then being converted, and (II) the denominator is the principal amount of the Outstanding Debentures.

11.           If, at any time while any portion of this Debenture remains outstanding, the Company effectuates a stock split or reverse stock split of its Common Stock or issues a dividend on its Common Stock consisting of shares of Common Stock, the prices used in determining the Conversion Price from dates prior to such action or and any other fixed amounts calculated as contemplated hereby or by any of the other Transaction Agreements shall be equitably adjusted to reflect such action.

12.           The Holder of the Debenture, by acceptance hereof, agrees that this Debenture is being acquired for investment and that such Holder will not offer, sell or otherwise dispose of this Debenture or the shares of Common Stock issuable upon conversion thereof except under circumstances which will not result in a violation of the Act or any applicable state Blue Sky or foreign laws or similar laws relating to the sale of securities.

13.           This Debenture shall be governed by and construed in accordance with the laws of the State of Illinois for contracts to be wholly performed in such state and without giving effect to the principles thereof regarding the conflict of laws.  Each of the parties consents to the exclusive jurisdiction of the federal courts whose districts encompass any part of the City of Chicago or the state courts of the State of Illinois sitting in the City of Chicago in connection with any dispute arising under this Debenture and hereby waives, to the maximum extent permitted by law, any objection, including any objection based on forum non coveniens, to the bringing of any such proceeding in such jurisdictions. To the extent determined by such court, the Company shall reimburse the Holder for any reasonable legal fees and disbursements incurred by the Holder in enforcement of or protection of any of its rights under any of this Debenture.

13.           JURY TRIAL WAIVER.   The Company and the Holder hereby waive a trial by jury in any action, proceeding or counterclaim brought by either of the Parties hereto against the other in respect of any matter arising out of or in connection with this Debenture.

14.           The term "Event of Default" means the occurrence of any one or more of the following events:

a.
The Company shall default in the payment of principal or interest on this Debenture or any other Debenture under the terms of the Securities Purchase Agreement or any other amount due hereunder or thereunder (including payment of a Redemption Amount, as defined below) when due and such default shall continue for a period of five (5) Trading Days; or

b.	There is Cancellation Date; or

c.
Any of the representations or warranties made by the Company herein, in the Securities Purchase Agreement or any of the other Transaction Agreements or in any certificate or financial or other written statements heretofore or hereafter furnished by the Company in connection with the execution and delivery of this Debenture or the Securities Purchase Agreement shall be false or misleading in any material respect at the time made; or

d.
Subject to the terms of the Securities Purchase Agreement, the Company fails (i) to cause its Transfer Agent to issue shares of Common Stock upon exercise by the Holder of the conversion rights of the Holder in accordance with the terms of this Debenture (provided, however, that for purposes of this provision, such failure to cause the Transfer Agent to issue such shares shall not be deemed to occur until two (2) Trading Days after the Delivery Date), or (ii) to transfer or to cause its Transfer Agent to transfer any certificate for shares of Common Stock issued to the Holder upon conversion of this Debenture and when required by this Debenture or any other Transaction Agreement, and such transfer is otherwise lawful, and such failure shall continue uncured for five (5) Trading Days, or (iii) to remove any restrictive legend on any certificate or fails to cause its Transfer Agent to remove such restricted legend, in each case where such removal is lawful, as and when required by this Debenture, or any other Transaction Agreement, and such failure shall continue uncured for five (5) Trading Days; or

e.
The cumulative value of the shares of Common Stock of the Company traded on the Principal Trading Market over any consecutive ten (10) Trading Days shall be shall less than $100,000 and the same shall be true with respect to each of the  five (5) Trading Days thereafter; or

f.
The Company shall fail to perform or observe, in any material respect, any other covenant, term, provision, condition, agreement or obligation of any Debenture issued under the Securities Purchase Agreement and such failure if capable of being cured, shall continue uncured for a period of five (5) Trading Days after the Company’s receipt written notice from the Holder of such failure  (but if not capable of being cured, such five (5) Trading Day period shall be deemed expired immediately upon the giving of such notice); or

g.
The Company shall fail to perform or observe, in any material respect, any covenant, term, provision, condition, agreement or obligation of the Company under any of the Transaction Agreements and such failure, if capable of being cured, shall continue uncured for a period of five (5) Trading Days after the Holder gives the Company written notice thereof (but if not capable of being cured, such five (5) Trading Day period shall be deemed expired immediately upon the giving of such notice); or

h.	The Company shall fail to maintain its status as a reporting company under the federal securities laws; or

i.	The Company shall to timely file all reports required to be filed by it with the SEC pursuant to Section 12 or 15(d) of the 1934 Act, or otherwise required by the 1934 Act; or

j.
The Company shall have its Common Stock suspended from trading on the Principal Trading Market for in excess of fifteen (15) Trading Days or if its Common Stock is delisted from trading on the Principal Trading Market; or

k.
The Company shall (1) admit in writing its inability to pay its debts generally as they mature; (2) make an assignment for the benefit of creditors or commence proceedings for its dissolution; or (3) apply for or consent to the appointment of a trustee, liquidator or receiver for its or for a substantial part of its property or business; or

l.
A trustee, liquidator or receiver shall be appointed for the Company or for a substantial part of its property or business without its consent and shall not be discharged within sixty (60) days after such appointment; or

m.
Any governmental agency or any court of competent jurisdiction at the instance of any governmental agency shall assume custody or control of the whole or any substantial portion of the properties or assets of the Company and shall not be dismissed within sixty (60) days thereafter; or

n.
Bankruptcy, reorganization, insolvency or liquidation proceedings or other proceedings for relief under any bankruptcy law or any law for the relief of debtors shall be instituted by or against the Company and, if instituted against the Company, shall not be dismissed within sixty (60) days after such institution or the Company shall by any action or answer approve of, consent to, or acquiesce in any such proceedings or admit the material allegations of, or default in answering a petition filed in any such proceeding; or

o.
Any money judgment, writ or warrant of attachment, or similar process in excess of One Hundred Thousand Dollars ($100,000) in the aggregate shall be entered or filed against the Company or any of its properties or other assets and shall remain unpaid, unvacated, unbonded or unstayed for a period of five (5) Trading Days; or

p.
The Company is, by the end of any relevant grace period, in default in the payment of principal or interest as and when due and payable under any one or more debt obligations of the Company such that the aggregate amount of such defaults is in excess of One Hundred Thousand Dollars ($100,000); or

q.	It becomes unlawful for the Company to perform its outstanding obligations under this Debenture or any other Debenture issued pursuant to the Securities Purchase Agreement.

(ii)           If an Event of Default shall have occurred and is continuing, then,

(x) unless and until such Event of Default shall have been cured or waived in writing by the Holder (which waiver shall not be deemed to be a waiver of any subsequent default), at the option of the Holder and in the Holder’s sole discretion, but without further notice from the Holder, the unpaid amount of this Debenture, computed as of such date, will bear interest at the rate (the “Default Rate”) equal to one and one-half percent (1.5%) per month or the highest rate allowed by law, whichever is lower, from the date of the Event of Default to until and including the date actually paid; and any partial payments shall be applied as provided in Section 5 hereof; and

(y) at any time thereafter, and in each and every such case, unless such Event of Default shall have been cured or waived in writing by the Holder (which waiver shall not be deemed to be a waiver of any subsequent default), at the option of the Holder and in the Holder's sole discretion, the Holder may elect to redeem all or part of the Unconverted Debenture (as defined below) on the terms provided in Section 15 hereof.

15.           A.           The Company acknowledges that if there is an Event of Default, the Holder may require the Company to immediately redeem all or any part of the outstanding portion of this Debenture for an amount equal to the Redemption Amount (as defined below).  The Redemption Amount shall be paid in cash by the Company to the Holder.  As of the Redemption Due Date or, if  earlier Redemption Payment Date (as those terms are defined below), the Redemption Amount shall be deemed automatically applied first to the any outstanding balance due any Purchase Notes issued by the Holder to the Company on the Issue Date, and the balance shall be paid in cash to the Holder in the priority provided in Section 4(I) hereof.
B.           For purposes of this Debenture, the following terms shall have the meanings indicated below:

“Unconverted Debenture” means the principal amount of this Debenture which has not been converted as of the relevant date.

“Redemption Payment Date” means the date on which the Company actually pays the Redemption Amount.

“Redemption Amount” means the amount equal to:

V	x	M
CP

where:

“V” means the principal of an Unconverted Debenture plus any accrued but unpaid interest thereon;

“CP” means the Conversion Price in effect on the date (the “Redemption Notice Date”) of the Redemption Notice (as defined below); provided, however, if the Redemption Amount is not paid in full on or before the Redemption Due Date, “CP” means the lower of (x) the Conversion Price in effect on the Redemption Notice Date or (y) the lowest Conversion Price in effect during the period commencing on the Redemption Due Date and ending on the Redemption Payment Date; and

“M” means the highest closing price per share of the Common Stock  during the period beginning on the Redemption Notice Date and ending on the Redemption Payment Date.

C.           The Holder of an Unconverted Debenture may elect to redeem a portion of such Unconverted Debenture without electing to redeem the balance of the Unconverted Debenture.  The Holder’s option to redeem all or part of the Unconverted Debenture shall be exercised by the Holder giving written  notice of the exercise of this provision by the Holder (a “Redemption Notice”) at any time after a relevant Event of Default has occurred but before such Event of Default is cured..  The Redemption Notice shall specify (a) the date (the “Redemption Due Date”) on which the Redemption Amount shall be paid, which date shall be at least five (5) Trading Days after the date (a “Redemption Notice Date”) on which the Holder Redemption Notice is given, and (b) the wire instructions for the account to which the Redemption Amount is to be paid; provided, however, that the Company shall have the right to accelerate the date of such payment.

D.           If all of the Unconverted Debentures are being redeemed pursuant to this Section 5, then, upon payment in full of the Redemption Amount for all of the Unconverted Debentures in accordance with the  provisions of this Section 5, the Holder shall deliver the Debenture to the Company marked “paid in full”.

E.           If the Redemption Amount is not timely paid by the Company, the Redemption Amount shall accrue interest at the Default Rate and the Holder may declare the Redemption Amount, together with such interest, due under this Debenture immediately due and payable, without presentment, demand, protest or notice of any kinds, all of which are hereby expressly waived, anything herein or in any note or other instruments contained to the contrary notwithstanding, and the Holder may immediately enforce any and all of the Holder's rights and remedies provided herein or any other rights or remedies afforded by law, including, but not necessarily limited to, the equitable remedy of specific performance and injunctive relief.

16.           Nothing contained in this Debenture shall be construed as conferring upon the Holder the right to vote or to receive dividends or to consent or receive notice as a shareholder in respect of any meeting of shareholders or any rights whatsoever as a shareholder of the Company, unless and to the extent converted in accordance with the terms hereof.

17.           Any notice required or permitted hereunder shall be given in manner provided in the Section headed "NOTICES" in the Securities Purchase Agreement, the terms of which are incorporated herein by reference.

       18.           In the event for any reason, any payment by or act of the Company or the Holder shall result in payment of interest which would exceed the limit authorized by or be in violation of the law of the jurisdiction applicable to this Debenture, then ipso facto the obligation of the Company to pay interest or perform such act or requirement shall be reduced to the limit authorized under such law, so that in no event shall the Company be obligated to pay any such interest, perform any such act or be bound by any requirement which would result in the payment of interest in excess of the limit so authorized.  In the event any payment by or act of the Company shall result in the extraction of a rate of interest in excess of a sum which is lawfully collectible as interest, then such amount (to the extent of such excess not returned to the Company) shall, without further agreement or notice between or by the Company or the Holder, be deemed applied to the payment of principal, if any, hereunder immediately upon receipt of such excess funds by the Holder, with the same force and effect as though the Company had specifically designated such sums to be so applied to principal and the Holder had agreed to accept such sums as an interest-free prepayment of this Debenture.  If any part of such excess remains after the principal has been paid in full, whether by the provisions of the preceding sentences of this Section or otherwise, such excess shall be deemed to be an interest-free loan from the Company to the Holder, which loan shall be payable immediately upon demand by the Company.  The provisions of this Section shall control every other provision of this Debenture.

1Insert unique series letter no. (e.g., A, B, C, etc.) for Debentures issued at each closing.

2Insert unique Debenture number for each Debenture in a series.

3Amount to be determined by Buyer; aggregate principal of all Debentures issued on a Closing Date shall equal the Purchase Price for that Closing Date.

4See fn 1.

5Insert date which is fourth anniversary of relevant Closing Date.

6See fn 3.

7See fn 5.

8Insert the relevant Closing Date.

IN WITNESS WHEREOF, the Company has caused this instrument to be duly executed by an officer thereunto duly authorized.

Dated: _________________, 20___

AMERICAN SECURITY RESOURCES CORPORATION

By:_______________________________________

__________________________________________
(Print Name)
__________________________________________
(Title)

EXHIBIT A

AMERICAN SECURITY RESOURCES CORPORATION

NOTICE OF CONVERSION
OF
7.75% CONVERTIBLE DEBENTURE SERIES 08-__-__ DUE __________, 20__

(To be Executed by the Registered Holder in Order to Convert the Debenture)

TO:           American Security Resources Corporation                 VIA FAX:  (____) ___-____
9601 Katy Freeway, Suite 220
Houston, TX 77024
Attn: President

FROM: _________________________________________________________ (“Holder”)

DATE: _______________________________________________ (the “Conversion Date”)

RE:           Conversion of $_________________ principal amount (the “Converted Debenture”) of the 7.75% Convertible Debenture Series 08-__ Due __________, 20___, No. 08-__-__  (the “Debenture”) of AMERICAN SECURITY RESOURCES CORPORATION (the “Company”) into ______________________ shares (the “Principal Conversion Shares”) of Common Stock (defined below)

    The captioned Holder hereby gives notice to the Company, pursuant to the Debenture of AMERICAN SECURITY RESOURCES CORPORATION that the Holder elects to convert the Converted Debenture into fully paid and non-assessable shares of Common Stock, $0.001 par value (the “Common Stock”), of the Company as of the Conversion Date specified above.  Said conversion shall be based on Conversion Price of $________________ (equal to 70% of the VWAP for the five (5) Trading Days ending on the Trading Day immediately before the date of this Notice).

As contemplated by the Debenture, the Company should also pay all accrued but unpaid interest on the Converted Debenture to the Holder.  The Holder elects that such accrued but unpaid interest should be paid

    ■  in ______________ shares of Common Stock (“Interest Conversion Shares”), representing such interest amount converted at the Conversion Price indicated above, which Interest Conversion Shares should be delivered together with the Principal Conversion Shares, or

         n  in cash, which should be paid as provided in the Debenture by wire transfer as follows:9

___________________________________

___________________________________

___________________________________

Based on this Conversion Price, the number of Principal Conversion Shares plus Interest Conversion Shares (collectively, “Conversion Shares”) indicated above should be issued in the following name(s):

Name and Record Address                                                                                     Conversion Shares
_______________________________                                                              _______________
_______________________________                                                              _______________
_______________________________                                                              _______________

It is the intention of the Holder to comply with the provisions of Section 4(C) of the Debenture regarding certain limits on the Holder's right to convert thereunder. The Holder believe this conversion complies with the provisions of said Section 4(C).  Nonetheless, to the extent that, pursuant to the conversion effected hereby, the Holder would have more shares than permitted under said Section, this notice should be amended and revised, ab initio, to refer to the conversion which would result in the issuance of shares consistent with such provision. Any conversion above such amount is hereby deemed void and revoked.

As contemplated by the Debenture, this Notice of Conversion is being sent by facsimile to the telecopier number and officer indicated above.

If this Notice of Conversion represents the full conversion of the outstanding balance of the Converted Debenture, the Holder either (1) has previously surrendered the Converted Debenture to the Company or (2) will surrender (or cause to be surrendered) the Converted Debenture to the Company at the address indicated above by express courier within five (5) Trading Days after delivery or facsimile transmission of this Notice of Conversion.

The certificates representing the Conversion Shares should be transmitted by the Company to the Holder

           via express courier, or

           by electronic transfer

within the time contemplated by the Debenture after receipt of this Notice of Conversion (by facsimile transmission or otherwise) to:

_____________________________________
_____________________________________
_____________________________________

_____________________________________
                                             (Print name of Holder)

By: _________________________________
                                               (Signature of Authorized Person)

______________________________________
(Printed Name and Title)

9Information should include the following:

All Wires:
(1) Bank Name
(2) Bank Address (including street, city, state)
(3) ABA or Wire Routing No.
(4) Account Name
(5) Account Number

If Wire is going to International (Non-US) Bank, all of the above plus:
(6) SWIFT Number